UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2005
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	number)	Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS.

(d) White Mountains Insurance Group, Ltd. issued a press release announcing the election, on November 17, 2005, of Allan L. Waters to the Board of Directors.  The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.

White Mountains has entered into various reinsurance transactions with Olympus Re Holdings, Ltd. (“Olympus”) as described in the Registrant’s 2005 Proxy Statement under “Certain Relationships and Related Transactions – Olympus” and which is incorporated herein by reference.  Mr. Waters owns approximately .1% of the outstanding common shares of Olympus.  In addition, Mr. Waters' consulting firm, Mulherring Capital Advisors, LLC, has been retained by Olympus to perform certain services during 2005. Fees accrued pursuant to this arrangement total approximately $120,000 plus out-of-pocket expenses as of the date of this filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.  The following exhibit is furnished herewith:

EXHIBIT INDEX

99.1 Press Release of White Mountains Insurance Group, Ltd. dated November 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: November 18, 2005	By:	/s/	J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer